UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Resignation of Vipin K. Garg as Chief Executive Officer and Director

On June 27, 2018, Dr. Vipin K. Garg resigned upon mutual agreement with the Board of Directors (the “Board”) as Chief Executive Officer and President of Neos Therapeutics, Inc. (the “Company”), and as a member of the Board, each effective as of June 27, 2018. Dr. Garg will remain employed as an advisor of the Company until July 31, 2018 to provide certain transitional services. Dr. Garg’s resignation as Chief Executive Officer and a director of the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In connection with Dr. Garg’s resignation as the Chief Executive Officer and President, the Company entered into a Separation Agreement and Release (the “Separation Agreement”) between the Company and Dr. Garg, dated as of June 27, 2018, which provides for, among other things: (i) salary continuation at Dr. Garg’s final base salary rate of $482,517 per year for 12 months plus 50% of Dr. Garg’s 2018 annual target compensation in the amount of $120,629.25, (ii) continuation of health benefit until the earlier of the end of the 12 months following the date of termination, and the end of Dr. Garg’s eligibility under COBRA for continuation coverage for healthcare, (iii) unvested portion of equity awards held by Dr. Garg (other than those issued to Dr. Garg in September 2015) that would have vested had Dr. Garg remained employed by the Company through May 31, 2019 shall accelerate as of the effective date of the Separation Agreement, and (iv) the extension of time on Dr. Garg’s ability to exercise any vested options (including those accelerated as contemplated by the Separation Agreement) to May 31, 2019. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the full Separation Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

(2) Election of Gerald W. McLaughlin as Chief Executive Officer and Appointment to Board of Directors

On June 27, 2018, the Board elected Gerald (Jerry) W. McLaughlin as Chief Executive Officer and President of the Company, effective on June 27, 2018 and concurrently with Dr. Garg’s resignation as Chief Executive Officer and President. In connection with such election, the Board also appointed Mr. McLaughlin as a Class II director of the Company, filling the vacancy created by Dr. Garg’s resignation from the Board, to serve until the Company’s 2020 annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. McLaughlin, age 50, joins the Company from CNS biopharmaceutical company, AgeneBio, where he was President and Chief Executive Officer since June 2014. Prior to joining AgeneBio, he served as the Senior Vice President and Chief Commercial Officer of NuPathe Inc. until the company was acquired by Teva Pharmaceuticals Industries Ltd. in 2014. Previously, Mr. McLaughlin was at Endo Pharmaceuticals from 2001 to 2007 and served in a variety of commercial leadership roles at Merck from 1990 to 2001. He holds a B.A. in Economics from Dickinson College and an M.B.A. from Villanova University.

In connection with Mr. McLaughlin’s election as Chief Executive Officer and appointment to the Board, the Company entered into an employment agreement (the “Agreement”) which provides for, among other things: (i) base salary of $500,000; (ii) target annual incentive compensation of 50% of his base salary and, for 2018 only, a target of $140,000; and (iii) additional severance and change in control benefits contingent upon Mr. McLaughlin’s agreeing to a general release of claims in favor of the Company following termination of employment as described below. If Mr. McLaughlin is terminated without cause or he resigns his employment for good reason, he will be entitled to severance as follows: continuation of base salary for twelve months and continuation of group health plan benefits for up to twelve months to the extent authorized by and consistent with COBRA. “Cause” and “good reason” are each defined in the Agreement. In the event that such termination without cause or resignation for good reason occurs within a twelve-month period following the first event constituting a change in control (as defined in the Agreement) (a “Change in Control Termination”), Mr. McLaughlin will be entitled to receive severance in an amount equal to 1.5 times his then-annual base salary plus 1.5 times his target annual performance bonus then in effect, payable in a lump sum, and certain health insurance continuation benefits.  In addition, if such Change in Control Termination occurs within six months of Mr. McLaughlin’s start date, 50% of any unvested time-based awards will immediately vest and become exercisable; if such Change in Control Termination occurs after six months of Mr. McLaughlin’s start date, 100% of any unvested time-based awards will immediately vest and become exercisable.

In addition, Mr. McLaughlin was also granted a signing bonus of $100,000.  In connection with his employment and pursuant to the Agreement, Mr. McLaughlin was granted an option to purchase 600,000 shares of the Company’s common stock, which vest in equal annual installments over four years from Mr. McLaughlin’s start date, subject to continued employment through the applicable vesting date.  In addition, pursuant to the Agreement and subject to the approval of the Compensation Committee of the Board, Mr. McLaughlin is entitled to an option to purchase an additional 200,000 shares, vesting equally on each of the first two anniversaries of Mr. McLaughlin’s start date, subject to the achievement of enumerated performance metrics to be set forth in his award agreement and continued employment through the applicable vesting date.  The foregoing equity awards were or will be granted outside of the Company’s current stockholder-approved stock option and incentive plans and are intended to qualify as “employment inducement awards” within the meaning of NASDAQ Listing Rule 5635(c)(4).

The foregoing summary of the Agreement is qualified in its entirety by reference to the full Agreement filed herewith as Exhibit 10.2 and incorporated by reference herein.

The Company entered into an indemnification agreement with Mr. McLaughlin in connection with his employment and appointment to the Board, which is in substantially the same form as that entered into with the other executive officers of the Company and is incorporated herein by reference.

Pursuant to the Agreement, Mr. McLaughlin was appointed to the Board and has agreed to serve as a director for so long as he serves as the Chief Executive Officer and President of the Company.  There are no family relationships between Mr. McLaughlin and any director or executive officer of the Company, and other than as described in this Item 5.02, Mr. McLaughlin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On June 27, 2018, the Company issued a press release announcing that Mr. McLaughlin has been named Chief Executive Officer and that Dr. Garg would retire as Chief Executive Officer and transition to an advisor to the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement, dated June 27, 2018, by and between the Company and Vipin Garg.

10.2	Employment Agreement, dated June 27, 2018, by and between the Company and Gerald McLaughlin.

99.1	Press Release of Neos Therapeutics, Inc. dated June 27, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neos Therapeutics, Inc.

Date: June 27, 2018	By:	/s/ Richard Eisenstadt
Richard Eisenstadt Chief Financial Officer